EXHIBIT 99.1

First Choice Bank New Hires- Khoi D. Dang as EVP/General Counsel and Diana C. Hanson as SVP/Chief Accounting Officer

CERRITOS, CALIFORNIA, March 27, 2019 (Nasdaq Capital Markets: FCBP) - First Choice Bancorp, the holding company for First Choice Bank (the “Bank” or “First Choice”), has announced the appointment of Khoi D. Dang as Executive Vice President and General Counsel and Diana C. Hanson as Senior Vice President and Chief Accounting Officer. In these new roles, Mr. Dang will oversee the legal affairs of the combined institution, while Ms. Hanson will oversee corporate accounting functions for the Bank.

“We are pleased to welcome Khoi and Diana to the First Choice team,” said Peter Hui, Chairman of the Bank, “and feel the expertise they have in their respective areas will be an enormous benefit to our operations as we continue to grow.” President & CEO Robert Franko added, “In today’s environment of ever-changing and complex legal issues, we believe it prudent to have an in-house legal professional with the knowledge and skillset that Khoi brings. Since becoming a public company in 2018, we have significant SEC compliance issues to be considered, as well. Khoi’s experience will allow us to concentrate on expanding our business while continuing to provide our clients and other stakeholders with the high level of service they’ve come to expect from First Choice Bank. As well, Diana’s extensive working knowledge of U.S. GAAP, SOX controls and SEC reporting will enhance the Bank’s already strong corporate accounting functions. Her diverse background in banking and public accounting will help First Choice with the implementation of our strategic growth plans.”

Mr. Dang has an extensive background in banking, corporate law, mergers and acquisitions, corporate securities and financing. He was most recently a partner attorney at Duane Morris LLP and was an instrumental part of the holding company reorganization of the Bank in 2017. “I am excited to join the First Choice team to help manage the execution of their strategic objectives in a thoughtful and compliant manner,” said Mr. Dang.

Ms. Hanson has over 25 years of experience in corporate accounting for the financial services industry. She was most recently the SVP/Director of Accounting Policy at Pacific Western Bank. Ms. Hanson stated, “I am pleased and excited to join the team at First Choice and look forward to contributing to the ongoing success of the Company.”

About First Choice Bancorp

First Choice Bancorp is a community-based bank holding company headquartered in Cerritos, California, and the sole shareholder of First Choice Bank.. First Choice Bank, also headquartered in Cerritos, California, is a community-focused financial institution, serving primarily commercial and consumer clients in diverse communities and specializing in loans to small-to-medium-sized businesses and private banking clients, commercial and industrial loans, and commercial real estate loans with a niche in providing financing for the hospitality industry. First Choice Bank is a Preferred Small Business Administration (SBA) Lender. First Choice Bank conducts business through 11 full service branches and 1 lending office located in Los Angeles, Orange and San Diego Counties. Founded in 2005, First Choice Bank has quickly become a leading provider of financial services that enable our customers to grow, maintain strength, and achieve their business objectives. We strive to surpass our clients’ expectations through our efficiency and professionalism and are committed to being “First in Speed, Service, and Solutions.” First Choice Bancorp stock is traded on the Nasdaq Capital Market under the ticker symbol “FCBP.” First Choice Bank’s website is www.FirstChoiceBankCA.com.

FORWARD-LOOKING STATEMENTS

Except for the historical information in this news release, the matters described herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and charge-offs, results of examinations by our banking regulators, our ability to maintain adequate levels of capital and liquidity, our ability to manage loan delinquency rates, our ability to price deposits to retain existing customers and achieve low-cost deposit growth, manage expenses and lower the efficiency ratio, expand or maintain the net interest margin, mitigate interest rate risk for changes in the interest rate environment, competitive pressures in the banking industry, access to available sources of credit to manage liquidity, the local and national economic environment, changes in interest rates, legislative/regulatory changes, monetary and fiscal policies of the United Sates government including policies of the United States Treasury and the Board of Governors of the Federal Reserve Bank, the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, demand for financial services in our market area, implementation of new technologies, our ability to develop and maintain secure and reliable electronic systems, changes in accounting principles, policies and guidelines, and other risks and uncertainties. Accordingly, undue reliance should not be placed on forward-looking statements. These forward-looking statements speak only as of the date of this release. First Choice Bank and First Choice Bancorp undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

CONTACT

First Choice

Robert M. Franko, 562.345.9241

President & Chief Executive Officer